                                                                    EXHIBIT 10.1


                              SETTLEMENT AGREEMENT

       AGREEMENT ("Agreement"), dated as of May 22, 1996, by and between Sunrise Financial Group, Inc., having an address at 135 E. 57th Street, New York, New York 10022 (referred to herein as "Sunrise"), Thomas Bell, having an address at 510 Biscayne Drive, San Rafael, California 94901 (referred to herein as "Bell") and Phoenix Network, Inc., having an address at 550 California Street, San Francisco, California 94104 (referred to herein as "Phoenix").

                              W I T N E S S E T H:

       WHEREAS, Sunrise and Bell are parties to an agreement, dated March 10, 1993, whereby, inter alia, Bell granted Sunrise the option to purchase from Bell up to 125,000 shares of common stock, par value $.001 per share of Phoenix ("Common Stock"), at an exercise price of $1.50 per share;

       WHEREAS, Sunrise and Phoenix are parties to an agreement, dated March 10, 1993, whereby, inter alia. Sunrise agreed to perform certain financial public relations services for Phoenix (the "Service Agreement");

       WHEREAS, in November 1993, Phoenix granted Sunrise warrants to purchase 50,000 shares of Common Stock at $7.00 per share (the "Warrants")'

       WHEREAS, in July 1993, Phoenix granted Sunrise warrants to purchase 53,333 shares of Common Stock at $3.75 per share (the "Teton Warrants");

       WHEREAS, the Service Agreement terminated on or about September 6, 1994;

       WHEREAS, Sunrise commenced an action against Bell and Phoenix in the United States District Court, Souther District of New York, 95 Civ. 2702 (PKL) on or about April 6, 1995 (the "Litigation"); and

       WHEREAS, the parties desire to settle the litigation;

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants made herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

       1. Within fourteen days following the execution of this Agreement, Bell will tender to Phoenix's transfer agent, Chemical-Mellon (the "Agent"), certificates representing 92,500 (ninety-two thousand, five hundred) shares of Common Stock registered in Bell's name and bearing a restrictive legend (the "Shares"), together with stock powers executed in blank with signatures guaranteed, for transfer to the following individuals in the amounts set forth opposite
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their respective names:

              Name                                No. of Shares
              ----                                -------------
              Nathan A. Low                       40,300
              Robert K. Fuchs                     18,825
              Lawrence Kobren                     22,125
              Malka Fendrich                       9,250
              John Fuchs                           2,000

       2. Promptly following notification from the Agent that the transfers contemplated by Section 1 have been registered on the books of Phoenix and certificates representing the Shares have been issued as set forth above, Phoenix shall undertake, at its expense, to register the Shares, the shares underlying the Warrants and the shares underlying the Teton Warrants for sale to the public on Form S-3 (or another form, as Phoenix may in its discretion determine, if Phoenix is not able for any reason to use Form S-3 to register the Shares or any other such shares), in accordance with applicable Federal and state laws and regulations, with a view to expediting the effective date of the registration statement. Sunrise shall, and shall cause each of the transferees named in Section 1 to, comply promptly with all requests for information from Phoenix and otherwise cooperate with Phoenix to the fullest extent, as necessary for Phoenix to perform its obligations under this Section 2.

       3. Sunrise hereby represents and warrants to Phoenix that it does not have the Warrants or the Teton Warrants in its possession and has not transferred, assigned or conveyed any of the Warrants, the Teton Warrants or any interest in either thereof, to any person or entity. Sunrise hereby authorizes Phoenix and the Agent to cancel the Warrants and the Teton Warrants on the books of Phoenix and, within fourteen days following the cancellation of all such warrants on the books of Phoenix, Phoenix shall issue, or cause to be issued, in substitution therefor, warrants of like tenor, expiring on the same date as the Warrants and the Teton Warrants, respectively, for the purchase of an equivalent number of shares of Common Stock at an exercise price of $4.00 per share in the case of the Warrants (the "Replacement Warrants"), and at the original exercise price of $3.75, in the case of the Teton Warrants (the "New Teton Warrants"), to the following persons in the amounts set forth opposite their respective names:

              Name                                No. of Replacement Warrants
              ----                                ---------------------------
              Nathan A. Low                               33,750
              Robert K. Fuchs                             11,250
              Trilogy Group, Inc.                          3,700
              Robert Spitalnic                             1,250

              Name                                No. of New Teton Warrants
              ----                                -------------------------
              Nathan Low                                 40,000
              Robert K. Fuchs                            13,333

Sunrise shall bear all transfer, income and other taxes due or to become due in connection with





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the issuance of the Replacement Warrants and the New Teton Warrants, and shall otherwise indemnify and hold Phoenix harmless from and against all loss, liability, costs and expense, including attorneys' fees and disbursements, suffered or incurred by Phoenix in connection therewith or with any breach of the representation and warranty with respect to the Warrants or the Teton Warrants made herein or otherwise on behalf of Sunrise.

       4. In consideration of the foregoing, Sunrise hereby releases and forever discharges Bell, Phoenix and their respective shareholders, directors, officers, employees, agents, successors, assigns, heirs, representatives and affiliates (all such persons and entities being collectively referred to as the "Phoenix Related Persons"), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Sunrise has or may in the future have against Bell, Phoenix or any Phoenix Related Persons in any manner on account of, arising out of or related to any event, occurrence, relationship or agreement through the date hereof; provided, however, that such release and discharge shall not operate to release or discharge any cause of action, claim, demand or remedy against Bell, Phoenix or the Phoenix Related Persons arising our of or related to the performance of their respective obligations under this Agreement.

       5. In consideration of the foregoing, Phoenix and Bell hereby release and forever discharge Sunrise and its shareholders, directors, officers, employees, agents, successors, assigns and affiliates (all such persons and entities being collectively referred to as the "Sunrise Related Persons"), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Phoenix or Bell has or may in the future have against Sunrise or any Sunrise Related Persons in any manner on account of, arising out of or related to any event, occurrence, relationship or agreement through the date hereof; provided, however, that such release and discharge shall not operate to release or discharge any cause of action, claim, demand, or remedy against Sunrise or the Sunrise Related Persons arising out of or related to the performance of their respective obligations under this Agreement.

       6. Simultaneously herewith, Sunrise or its counsel will execute a stipulation discontinuing the Litigation with prejudice substantially in the form annexed hereto as Exhibit A.

       7. Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be delivered or sent by registered or certified mail, return receipt requested in a prepaid envelope, by overnight mail or courier, or by facsimile transmission, to the addresses set forth below are at such other address as such party shall hereafter specify in accordance with this Section:

              Sunrise Financial Group, Inc.
              135 E. 57th Street, 11th Floor
              New York, NY 10022





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              Thomas Bell
              510 Biscayne Drive
              San Rafael, California 94901

              Phoenix Network, Inc.
              550 California Street
              San Francisco, California 94104
              Attention:

Such notice or other communication shall be deemed to have been given (a) when delivered, if sent by registered or certified mail or delivered personally or by facsimile transmission, or (b) on the second following business day, if sent by overnight mail or overnight courier.

       8. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

       9. The headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

       10. This Agreement shall be construed, and the rights and obligations of the parties under the Agreement shall be determined, in accordance with the laws of the State of New York applicable to agreements made and fully to be performed therein by residents thereof.

       11. This Agreement may not be assigned by any party without the express prior written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

       12. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. The terms of this Agreement shall not be modified or amended except by a writing signed by each of the parties.

       13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

       14. No waiver by either party of the other party's breach of any term, covenant or condition contained in this Agreement shall be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement.





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       15.    Time is of the essence with respect to the parties' obligations under this Agreement.

       16. If any dispute should arise in connection with this Agreement or the transactions contemplated hereby, it shall be settled by arbitration in New York City before a single arbitrator designated by the American Arbitration Association in accordance with the Rules of the American Arbitration Association then and there obtaining. The cost of any arbitration proceedings and the prevailing party's attorneys' fees shall be borne by the party against whom an award is made. The decision of the arbitrator shall be binding and conclusive upon the parties.

       IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the date first above written.



                                           SUNRISE FINANCIAL GROUP, INC.


                                           By:  /s/ Nathan A. Low
                                              ----------------------------------
                                                  Nathan A. Low
                                           Title: President


                                           THOMAS BELL

                                             /s/ Thomas Bell
                                           ----------------------------------



                                           PHOENIX NETWORK, INC.


                                           By:  /s/ Wallace Hammond
                                              -------------------------------
                                                  Wallace Hammond
                                                  Chief Executive Officer

                                           By:  /s/ Jeffrey Bailey
                                              -------------------------------
                                                  Jeffrey Bailey
                                                  Chief Financial Officer





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